Exhibit 99.2

Date:	August 4, 2008

TO:	Jo Masters

FROM:	Randy Tofteland

SUBJECT:	Promotion Offer

C:	Human Resources
I am pleased to offer you a promotion to the position of Senior Vice President of Hospitality working under my direction pursuant to the following terms and conditions:
•	The effective date of the promotion is October 1, 2008.

•	In this position your annualized base salary will be $225,000.

•	In this position you are eligible to participate in the Executive Incentive Program. For fiscal year 2009, your annual target incentive bonus at 100% attainment will be $100,000.

•	Subject to approval by the Board of Directors, you will be granted 150,000 Stock Appreciation Rights. The specific details of this grant will be provided upon approval.

•	A revised severance agreement is attached which details the financial arrangements associated to this level position in the event of a change of control.

•	All other benefits will remain the same.
This written offer constitutes the entire understanding of the parties, supersedes all prior discussions, representations and understandings.
Jo, I am truly excited about your joining the SoftBrands Senior Management team and I am confident that you will find this position to be both challenging and rewarding. Please acknowledge your acceptance by signing the original and enclosed copy of this letter and returning the original to Renee Conklin in the Human Resources Department.
Sincerely,
Randal B. Tofteland
President & Chief Executive Officer
SoftBrands
Two Meridian Crossings, Suite 800, Minneapolis, MN 55423
Tel: +1 612 8511500, Fax: +1 612 8511560, www.softbrands.com

SEVERANCE PAY AGREEMENT
          This Agreement is made as of July 25, 2008 between SoftBrands, Inc., 800 LaSalle Avenue, Suite 2100, Minneapolis, MN 55402 (hereinafter called the “Company”) and Jo Masters (hereinafter called “Employee”), residing in California.
          WITNESSETH THAT:
          WHEREAS, it is the purpose of this Agreement to specify the financial arrangements that the Company will provide to the Employee upon Employee’s separation from employment with the Company or with a subsidiary of the Company or one of its subsidiaries under the circumstances described herein; and
          WHEREAS, this Agreement is adopted in the belief that it is in the best interests of the Company and its shareholders to provide stable conditions of employment for Employee, thereby minimizing personnel turnover and enhancing the Company’s and its subsidiaries’ ability to recruit highly qualified people.
          NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Employee notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce Employee to remain in the employ of the Company or the subsidiary of the Company with which Employee is employed (the “Subsidiary”), and for other good and valuable consideration, the Company and Employee agree as follows:
          1. Term of Agreement.
          This Agreement shall be for a two-year term commencing on the date hereof and shall be automatically renewed for an additional one-year terms thereafter unless canceled in writing by either party hereto at least 60 days prior to expiration of the initial or any renewal term; provided that this Agreement shall continue for at least two years after a Change of Control that occurs during the term of this Agreement.
          2. Termination of Employment.
          (i) If a Change in Control (as defined in Section 3(i) hereof) occurs during the term of this Agreement and either of the events described in clause (a) or (b) below occurs, the terminated Executive shall be entitled to receive the cash payment provided in Section 4 hereof:
     (a) the Company shall, within one year after such Change of Control occurs, have exercised its right to terminate the Executive without cause; or
     (b) the Executive shall, prior to March 15 of the calendar year following the year in which the Change of Control occurs, have voluntarily exercised his option to terminate his employment for Good Reason (as defined in Section 3(ii) hereof). Notice of election of this option must identify the Executive who desires to terminate his employment and set forth in reasonable detail the facts and circumstances claimed to constitute Good Reason.
          (ii) From and after the date of a Change in Control, the Company and the Subsidiary shall have the right to terminate Employee from employment at any time during the term of this Agreement for Cause (as defined in Section 3(iii) hereof), by written notice to the Employee, specifying the particulars of the conduct of Employee forming the basis for such termination, and Employee shall not be entitled to any payment pursuant to Section 4 for termination for Cause.
          (iii) From and after the date of a Change in Control during the term of this Agreement, Employee shall not be removed from employment with the Company or the Subsidiary, as the case may be, except as provided in Section 2(i) or (ii) hereof or as a result of Employee’s Disability (as defined in Section 3(iv) hereof) or his/her death. Employee’s rights upon termination of employment prior to a Change in Control or after the expiration of the term of this Agreement shall be governed by the standard employment termination policy applicable to Employee in effect at the time of termination.
          Any notice given by Employee pursuant to this Section 2 shall be effective five (5) business days after the date it is given by Employee.
          3. Definitions
(i) A “Change in Control” shall mean an event involving one transaction or a series of related transactions in which:
     (a) any person or persons acting in concert acquire more than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“the “Exchange Act”), or any successor provision) of the outstanding voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Stock”) of the Company,
     (b) the Company issues securities representing more than fifty percent (50%) of the Voting Stock of the Company in connection with a merger, consolidation or other business combination (other than for purposes of reincorporation),
     (c) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a reincorporation),
     (d) more than fifty percent (50%) of the Company’s consolidated assets or earning power are sold or transferred, or
     (e) the Board of the Company determines, in its sole and absolute discretion, that there has been a change in control of the Company;
Provided, however, that clauses (b), (c) and (d), above, will constitute a “Change in Control” only if all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such merger, consolidation or other business combination or sale or transfer of earning power or assets (each, a “Business Combination”) beneficially own less than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s earning power or assets either directly or through one or more subsidiaries) and shall specifically not include any change of control that results from the issuance of securities or property in connection with a reorganization under the United States Bankruptcy Code, as amended.
          (ii) “Good Reason” shall mean the occurrence of any of the following events:
     (a) the assignment to Employee of employment responsibilities which are not materially of comparable responsibility and status as the employment responsibilities held by Employee immediately prior to a Change in Control;
     (b) a material reduction by the Company in Employee’s compensation (including a material change in the form of the bonus compensation plan that makes less likely the achievement of a targeted bonus) as in effect immediately prior to a Change in Control;
     (c) except to the extent otherwise required by applicable law, the failure by the Company, or the entity that acquires the Company, to continue in effect a material benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which Employee is participating immediately prior to a Change in Control (or plans providing Employee with substantially similar benefits), the taking of any action by the Company which would have a material adverse affect upon Employee’s participation in, or materially reduce Employee’s benefits under, any of such plans or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to such Change in Control, or the failure by the Company to provide Employee with the number of paid vacation days to which Employee is entitled immediately prior to such Change in Control in accordance with the Company’s vacation policy as then in effect; or
     (d) the failure by the Company to obtain, as specified in Section 6(i) hereof an assumption of the obligations of the Company to perform this Agreement by any successor to the Company.
For purposes of the foregoing, Employee shall not be considered to have been assigned employment of lesser responsibility if Employee manages, has control over, or serves in a similar position with a subsidiary, division or operating unit of an acquiring entity that generates revenues of comparable amounts to the revenues generated by the Company before such Change in Control. Notwithstanding the foregoing, none of the forgoing events shall be considered “Good Reason” if it occurs in connection with the Employee’s death or disability.
          (iii) “Cause” shall mean termination by the Company or the Subsidiary, as the case may be, of Employee’s employment based upon (a) the willful and continued failure by Employee substantially to perform his/her duties and obligations (other than any such failure resulting from his/her incapacity due to physical or mental illness) or (b) the willful engaging by Employee in misconduct which is materially injurious to the Company or any of its subsidiaries, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on Employee’s part shall be considered “willful” unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that his/her action or omission was in the best interests of the Company and its subsidiaries.

          (iv) “Disability” shall mean any physical or mental condition which would qualify Employee for a disability benefit under the long-term disability plan of the Company or the Subsidiary.
          4. Benefits Upon Termination Under Section 2(i)
          Upon the termination of the employment of Employee pursuant to Section 2(i) hereof, Employee shall be entitled to receive the benefits specified in this Section 4. The amounts due to Employee under subparagraphs (a) and (b) of this Section 4 shall be paid to Employee not later than one business day prior to the date that the termination of Employee’s employment becomes effective.
          (a) The Company shall pay to Employee (i) the full base salary earned by him and unpaid through the date that the termination of Employee’s employment becomes effective, at the rate in effect at the time written notice of termination (voluntary or involuntary) was given, (ii) any amount earned by Employee as a bonus with respect to the fiscal year of the Company preceding the termination of his/her employment if such bonus has not theretofore been paid to Employee, (iii) an amount equal to a pro rata portion, based on number of days elapsed, of the bonus Employee would have earned for the year in which termination is effective, assuming for such purposes that the Company achieves targeted performance, and (iii) an amount representing credit for any vacation earned or accrued by him but not taken;
          (b) In lieu of any further base salary payments to Employee for periods subsequent to the date that the termination of Employee’s employment becomes effective, the Company shall pay as severance to the Employee a lump-sum cash amount equal to twelve months of the Employee’s current annualized cash compensation subject, however, to the restriction that the Employee shall not be entitled to receive any amount pursuant to this Agreement which constitutes an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision or regulations promulgated there under. In case of uncertainty as to whether some portion of a payment might constitute an excess parachute payment, the Company shall initially make the payment to the Employee and Employee agrees to refund to the Company any amounts ultimately determined to be excess parachute payments; and
          (c) The Company shall also pay to Employee all legal fees and expenses incurred by Employee in seeking to obtain or enforce any right or benefit provided to Employee by this Agreement, including any and all expenses of arbitration in accordance with Section 12 below.
          (d) The exercisability or vesting, or both, of all stock options and other stock based benefits held by the Employee shall become and be accelerated and fully vested as of the date of such termination, and, to the extent action is required to exercise or otherwise obtain the benefits thereof, shall remain exercisable for the period set forth in such option or stock based benefit.
Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise. The amount of any payment or benefit provided in this Section 4 shall not be reduced by any compensation earned by Employee as a result of any employment by another employer.

          5. Successors; Binding Agreement; Assignment.
          (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as Employee would be entitled hereunder if Employee terminated his/her employment after a Change in Control for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5(i) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
          (ii) This Agreement is personal to Employee and Employee may not assign or transfer any part of his/her rights or duties hereunder, or any compensation due to him hereunder, to any other reason. Notwithstanding the foregoing, this Agreement shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.
          6. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
          7. Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment) shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by regular, certified or registered mail, return receipt requested, at the address of the other party, as follows:

If to the Company, to:
SoftBrands Manufacturing
800 LaSalle Avenue
Suite 2100
Minneapolis, MN 55402
Attn: Vice President of Human Resources
If to Employee, to:

Either party hereto may change its address for purposes of this Section 8 by giving fifteen (15) days’ prior notice to the other party hereto.
          8. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
          9. Headings. The headings in this Agreement are inserted for convenience or reference only and shall not be a part of or control or affect the meaning of this Agreement.
          10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          11. Governing Law/Arbitration. This Agreement has been executed and delivered in the State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance. Notwithstanding the foregoing, any dispute as to the occurrence of a “Change of Control,” or as to “Good Reason,” shall be settled by final and binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes in effect as of the date of this Agreement by a sole arbitrator. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Minneapolis, Minnesota. The arbitrator is empowered to award damages in excess of compensatory damages.
          12. Entire Agreement. This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof; provided that, this Agreement shall not supersede or limit in any way Employee’s rights under any benefit plan, program or arrangements in accordance with their terms.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by a duly authorized officer, and Employee has hereunto set his hand, all as of the date first written above.

SoftBrands, Inc.

By

Its

Employees Name